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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                             SUIZA FOODS CORPORATION


                                    ARTICLE I

         The name of the Corporation is Suiza Foods Corporation.

                                   ARTICLE II

         The name of the Corporation's registered agent and the address of its registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, County of Kent, Delaware 19904.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

         A. The total number of shares of capital stock that the Corporation shall have the authority to issue is thirty-one million (31,000,000) shares consisting of (a) one million (1,000,000) shares of Preferred Stock, $.01 par value per share, and (b) thirty million (30,000,000) shares of Common Stock, $.01 par value per share.

         B.       Designations of Preferred Stock

                  1. Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such series from time to time adopted by the Board of Directors pursuant to the authority which is hereby vested in the Board of Directors.

                  2.       Each series of Preferred Stock

                           (i)    may have such number of shares;

                           (ii) may have such voting power, full or limited, or may be without voting power;












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                           (iii)  may be subject to redemption at such time or
                                  times and at such prices;

                           (iv) may be entitled to receive dividends (which may be cumulative or noncumulative), payable in cash, securities or property, at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable in any other class or classes or series of stock;

                           (v) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

                           (vi) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

                           (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon payment of dividends or the making of other distributions on, and the purchase, redemption, or other acquisition by the Corporation or any subsidiary, of any outstanding stock of the Corporation, or of other affirmative or negative covenants;

                           (viii) may have certain rights in the event of
                                  voluntary or involuntary liquidation,
                                  dissolution, or winding up of the Corporation, and relative rights of priority of payment of shares of that series; and

                           (ix) may have such other relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof;

         all as shall be stated in a resolution or resolutions providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors

                                    ARTICLE V

         In furtherance and not limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to alter, amend, or repeal the bylaws of the Corporation or to adopt new bylaws.









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                                   ARTICLE VI

         The incorporator is Albert R. Fox, Jr., whose mailing address is 2800 Bank One Center, 1717 Main Street, Dallas, Texas 75201.

                                   ARTICLE VII

         No stockholder of the Corporation shall by reason of his holding shares of any class of its capital stock have any preemptive or preferential right to purchase or subscribe for any shares of any class of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying warrants, rights, or options to purchase shares of any class or any other security, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds, or other securities would adversely affect the dividend, voting, or any other rights of such stockholder; and the Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying warrants, rights, or options to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing holders of any class of stock of the Corporation.

                                   ARTICLE IX

         A. The number of directors constituting the initial Board of Directors is three and thereafter the number of directors shall be as set forth in, or pursuant to the Bylaws of, the Corporation. The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Initially, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three year terms. The initial directors, each of whose mailing is 3811 Turtle Creek Blvd., Suite 1950, Dallas, Texas 75219, shall be as follows:

                                     Class I
                                Gayle O. Beshears

                                    Class II
                               Cletes O. Beshears

                                    Class III
                                 Gregg L. Engles

         B. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding to elect or remove directors, any or all of the directors of the Corporation may be











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removed at any time, but only for cause and only by the affirmative vote of a majority of the stockholders then entitled to vote in the election of directors. For this purpose, "cause" means (i) the director's commission of an act of fraud or embezzlement against the Corporation; (ii) conviction of the director of a felony or a crime involving moral turpitude; (iii) the director's gross negligence or willful misconduct in performing the director's duties to the Corporation or its stockholders; or (iv) a director's breach of fiduciary duty owed to the Corporation.

                                    ARTICLE X

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the chief executive officer of the Corporation or by a majority of the members of the Board of Directors. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

                                   ARTICLE XI

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware Corporation Law is amended after the filing of this Certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE XII

         A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted













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prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's hears, executors, and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article XII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay an so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

         B. Right of Indemnitee to Bring Suit. If a claim under paragraph A of this Article is not paid in fun by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law, and in any suit by the Corporation to recover an advancement of expenses pursuant to the teens of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not









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entitled to be indemnified or to such advancement of expenses under this Article or otherwise shall be on the Corporation.

         C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article XII shall not be exclusive of any other right that any person may have or hereafter acquire under this Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

         E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article XII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         IN WITNESS WHEREOF, the undersigned incorporator of the Corporation hereby certifies that the facts herein stated are true, and accordingly has signed this instrument this 19th day of September, 1994.



                                               INCORPORATOR:


                                               /s/ Albert R. Fox Jr.
                                               ---------------------------------
                                               Albert R. Fox Jr.









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